Solésence, Inc. 8-K

Exhibit 99.1

Solésence Announces Key Leadership Appointments to Drive Future Innovation and Growth

Strategic transformation of Solésence continues with Kevin Cureton promoted to President and Chief Executive Officer;
Laura Riffner named Chief Financial Officer; Jess Jankowski to serve as Board Advisor

Romeoville, Ill., September 3, 2025 – Solésence, Inc. (Nasdaq: SLSN), a leader in scientifically-driven health care solutions across beauty and life science categories, today announced strategic changes to its executive leadership. Kevin Cureton, a driving force behind the company’s expansion and innovation, will assume the role of President and Chief Executive Officer. Laura Riffner has been appointed Chief Financial Officer, bringing decades of financial expertise in enhancing operational excellence and efficiency. Jess Jankowski, who has been at the helm of the company as Chief Executive Officer since 2009, will serve as Board Advisor until his retirement from the company and its Board of Directors on November 21, 2025.

Effective immediately, these leadership changes are part of a wider strategic transformation for the company. In the first half of 2025, Solésence rebranded from Nanophase Technologies, a move that reflected the success of the Solésence Beauty Science platform and resolidified the company’s mission to deliver joy through innovation, inclusivity and the science of beautiful skin. On April 8, Solésence uplisted to Nasdaq, increasing the company’s visibility with the investment community and driving greater value to its shareholders. Building on this momentum, these key leadership appointments will position Solésence for continued success in delivering high-performance skin care, sun care and color cosmetics products to its brand partners and, ultimately, consumers worldwide.

“Looking back over my 30 years working with and leading the talented and inspiring team at Solésence, their accomplishments are a testament to their unwavering commitment to our mission. Not only has the company transformed from an advanced materials company into a skin health innovator, but we have also revolutionized mineral-based sun and environmental protection in beauty, expanded the business with new products and markets, and set the stage for long-term profitability,” said Jankowski. “The elevation of Kevin’s role to President and Chief Executive Officer is a direct reflection of the growth and innovation achieved under his leadership. His partnership with Laura, a proven leader with a strong track record of maximizing profitability, marks a new era of growth for Solésence. I look forward to collaborating with Kevin and Laura to manage what I believe will be a smooth transition as we continue fulfilling our mission to help heal and protect the world through best-in-class skin health solutions.”

“On behalf of the Board, I want to express our gratitude to Jess for his extraordinary leadership and dedication to Solésence. He has been instrumental to the company’s success, navigating us through remarkable growth and challenges with unwavering commitment, and setting the company on its current trajectory for continued growth and future achievements,” said Janet Whitmore, Chair of the Board of Directors for Solésence. “As Jess transitions to his role as Board Advisor, we are delighted that Kevin will be our next CEO. During the company’s rebranding and throughout his tenure at Solésence, Kevin’s strategic thinking, creativity and unbounded enthusiasm have made him an unshakeable leader. We are confident that his visionary approach will lead us to new heights.”

“It has been a privilege to partner with Jess, whose deep history with the company and forward-thinking leadership has helped Solésence to become the innovative beauty science leader it is today. The company’s evolution is a testament to his relentless commitment to growth through scientific excellence,” said Cureton. “This next chapter for Solésence holds several pathways for growth and we are excited to continue shaping the future of beauty through industry-leading skin health products that consumers love to use.”

Laura Riffner brings more than 35 years of experience across finance management and strategic planning, with a passion for driving efficiency and service through information technology systems. Notably, she spent more than two decades as Chief Financial Officer and then as Chief Finance and Strategy Officer at Nagase America, a distributor and manufacturer of specialty chemicals. In this role, Riffner streamlined budget planning and analysis, enhanced operations management, and successfully oversaw the company’s acquisition of Fitz Chem. She also was previously the Chief Financial Officer at Paxton/Patterson, where she led the company’s development of new forecasting models, improving visibility and alignment across finance, sales and operations. Riffner holds a B.A. from Benedictine University in international business and is a licensed Certified Public Accountant.

“I’m eager to join the team at Solésence to continue to shape the future of beauty through innovative products that help improve skin health across the globe,” said Riffner. "I look forward to partnering with Kevin and the executive leadership team to build on the company’s growth momentum and achieve long-term value creation for our shareholders."

About Solésence, Inc.

Solésence, Inc. (Nasdaq: SLSN), is a leader in scientifically-driven health care solutions across beauty and life science categories. With a mission to deliver joy through innovation, inclusivity and the science of beautiful skin, we have redefined mineral-based sun protection by maximizing transparency, effectiveness, aesthetics, and wearability — empowering individuals to embrace beauty on their own terms. Combining best-in-class skin health solutions with the celebration of self-care, we allow brands to deliver unique product claims and attributes by seamlessly integrating protection, prevention, and treatment technologies into daily use products. Learn more at solesence.com.

Forward-Looking Statements

This press release contains words such as “expects,” “shall,” “will,” “believes,” and similar expressions that are intended to identify forward-looking statements within the meaning of the Safe Harbor Provisions of the Private Securities Litigation Reform Act of 1995. Such statements in this announcement are made based on the Company’s current beliefs, known events and circumstances at the time of publication, and as such, are subject in the future to unforeseen risks and uncertainties that could cause the Company’s results of operations, performance, and achievements to differ materially from current expectations expressed in, or implied by, these forward-looking statements. These risks and uncertainties include, without limitation, the following: a decision by a customer to cancel a purchase order or supply agreement in light of the Company’s dependence on a limited number of key customers; uncertain demand for, and acceptance of, the Company’s engineered materials, ingredients, and fully formulated products; the Company’s manufacturing capacity and product mix flexibility in light of customer demand; the Company’s limited marketing experience; changes in development and distribution relationships; the impact of competitive products and technologies; the Company’s dependence on patents and protection of proprietary information; the resolution of litigation in which the Company may become involved; the impact of any potential new government regulations that could be difficult to respond to or too costly to comply with while remaining financially viable; the ability of the Company to maintain an appropriate electronic trading venue; and other factors described in the Company’s Form 10-K filed March 31, 2025. In addition, the Company’s forward-looking statements could be affected by general industry and market conditions and growth rates. Except as required by federal securities laws, the Company undertakes no obligation to update or revise these forward-looking statements to reflect new events, uncertainties, or other contingencies.

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Media Contact:

media@solesence.com

Investor Relations Contact:

investors@solesence.com